                                                                    EXHIBIT 12.1


                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                               Pro forma
                                         Nine Months          Nine Months          Nine Months
                                           Ended                Ended                Ended
                                        September 30,        September 30,        September 30,
                                            1999                 1999                 1998
                                        ------------         ------------         ------------
Fixed charges:
  Interest expense on
  indebtedness (including
  amortization of debt
   expense and discount)                  $  5,908             $ 15,556             $    103


  Interest expense on
  portion of rent expense
   representative of interest                2,247                2,247                1,038
                                          --------             --------             --------


 Total Fixed Charges                      $  8,155             $ 17,803             $  1,141
                                          ========             ========             ========



Earnings (Loss):
  Net loss before provision
   for income taxes                       $(23,989)            $(33,637)            $(10,412)
  Fixed charges per above                    8,155               17,803                1,141
                                          --------             --------             --------


Total Earnings (Loss)                     $(15,834)            $(15,834)            $ (9,271)
                                          ========             ========             ========



Ratio of Earnings to Fixed Charges           (1.94)               (0.89)               (8.13)

Coverage deficiency                       $(23,989)            $(33,637)            $(10,412)
                                          ========             ========             ========


                                                       Pro forma                             Year Ended December 31,
                                           1998           1998           1997           1996          1995          1994
                                         --------       --------       --------       -------       --------       -------
Fixed charges:
  Interest expense on
  indebtedness (including
  amortization of debt
   expense and discount)                 $    192       $ 15,317       $    446       $   422       $    565       $   401


  Interest expense on
  portion of rent expense
   representative of interest               1,299          1,299          1,072           843            724           511
                                         --------       --------       --------       -------       --------       -------

 Total Fixed Charges                     $  1,490       $ 16,615       $  1,518       $ 1,265       $  1,290       $   912
                                         ========       ========       ========       =======       ========       =======


Earnings (Loss):
  Net loss before provision
   for income taxes                      $(22,957)      $(38,082)      $(21,148)      $(7,559)      $(32,719)      $ 9,740
  Fixed charges per above                   1,490         16,615          1,518         1,265          1,290           912
                                         --------       --------       --------       -------       --------       -------

Total Earnings (Loss)                    $(21,467)      $(21,467)      $(19,630)      $(6,294)      $(31,429)      $10,652
                                         ========       ========       ========       =======       ========       =======


Ratio of Earnings to Fixed Charges         (14.41)         (1.29)        (12.93)        (4.98)        (24.37)        11.68

Coverage deficiency                      $(22,957)      $(38,082)      $(21,148)      $(7,559)      $(32,719)      $ 9,740
                                         ========       ========       ========       =======       ========       =======